Exhibit 99.1
For Immediate Release

Hudson Global Reports 2024 First Quarter Results

OLD GREENWICH, CT - May 10, 2024 - Hudson Global, Inc. (Nasdaq: HSON) ("Hudson Global" or "the Company"), a leading global total talent solutions company, announced today financial results for the first quarter ended March 31, 2024.

2024 First Quarter Summary

•Revenue of $33.9 million decreased 21.3% from the first quarter of 2023 and 20.1% in constant currency.
•Adjusted net revenue of $16.3 million decreased 25.0% from the first quarter of 2023 and 24.6% in constant currency.
•Net loss was $2.9 million, or $0.95 per diluted share, compared to net income of $0.4 million, or $0.11 per diluted share, for the first quarter of 2023. Adjusted net loss per diluted share (non-GAAP measure)* was $0.72 compared to adjusted net income per diluted share of $0.22 in the first quarter of 2023.
•Adjusted EBITDA loss (non-GAAP measure)* was $1.5 million, a decrease versus adjusted EBITDA of $1.1 million in the first quarter of 2023.
•Total cash including restricted cash was $21.0 million at March 31, 2024.

“As expected, our first quarter 2024 results were weak due to lower than normal hiring volumes at many of our clients," said Jeff Eberwein, Chief Executive Officer of Hudson Global. "Although some of this weakness has continued into Q2, we expect hiring activity at existing clients to recover going forward and, importantly, new business wins over the last 12 months will begin to show up in our results in Q2 and be more fully reflected in the second half of 2024. Over the past six months we have reduced costs and repositioned the business for future growth and profitability. We have implemented numerous positive changes to the business, including optimizing the talent across our organization, expanding our geographic presence, and augmenting our service offering to existing and future RPO clients. Given our strong sales pipeline, I'm very excited about our growth potential.”

Jake Zabkowicz, Global CEO of Hudson RPO, added, "Hudson RPO has made considerable strides this year in enriching our service offering and increasing our global market presence to best position ourselves for long-term success. Thus far in 2024, we have announced two small, but important, UAE-based acquisitions, Executive Solutions and Striver, as well as an organic enhancement of our boutique search offering. We also initiated an internal reorganization, allowing us greater agility to support our current and future partners. In addition, we are investing in our global sales organization to support the expansion initiatives we have put in place.”

Mr. Zabkowicz continued, “Since joining Hudson RPO in November, I have been inspired by the dedication and ambition of our team, and I am excited about the long-term growth of our business.”

* The Company provides non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, adjusted EBITDA,
EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

All growth rate comparisons are in constant currency.

Americas

In the first quarter of 2024, Americas revenue of $6.0 million decreased 35% and adjusted net revenue of $5.8 million also decreased 35% from the first quarter of 2023. EBITDA loss was $0.9 million in the first quarter of 2024 versus EBITDA loss of $0.4 million in same period last year. Adjusted EBITDA loss was $0.7 million in the first quarter of 2024 compared to breakeven adjusted EBITDA in the same period last year.

Asia Pacific

Asia Pacific revenue of $21.5 million decreased 18% while adjusted net revenue of $6.5 million decreased 20% in the first quarter of 2024 compared to the same period in 2023. EBITDA loss was $0.6 million in the first quarter of 2024 compared to EBITDA of $1.4 million in the same period one year ago, and adjusted EBITDA loss was $0.2 million compared to adjusted EBITDA of $1.7 million in the first quarter of 2023.

Europe

Europe revenue in the first quarter of 2024 decreased 6% to $6.4 million and adjusted net revenue of $4.0 million decreased 13% from the first quarter of 2023. EBITDA was $0.3 million in the first quarter of 2024 compared to EBITDA of $0.4 million in the same period one year ago. Adjusted EBITDA was $0.3 million in the first quarter of 2024 compared to adjusted EBITDA of $0.5 million in the first quarter of 2023.

Corporate Costs

In the first quarter of 2024, the Company's corporate costs were $1.0 million, compared to $1.1 million in the prior year quarter. Corporate costs in the first quarter of 2024 and 2023 excluded non-recurring expenses of $0.5 million and $0.2 million, respectively.

Liquidity and Capital Resources

The Company ended the first quarter of 2024 with $21.0 million in cash, including $0.6 million in restricted cash. The Company used $1.8 million in cash flow from operations during the first quarter of 2024 compared to an outflow of $5.0 million of cash flow from operations in the first quarter of 2023.

Share Repurchase Program

As a reminder, the Company approved a new $5 million common stock share repurchase program, effective August 8, 2023. As of March 31, 2024, under this program, the Company acquired to date 20,957 shares in the open market for a total of $0.4 million. In addition, the Company repurchased 44,250 shares in the first quarter of 2024 in a privately negotiated transaction, leaving a remaining balance of $4.0 million available for purchase under the 2023 authorization. The Company continues to view share repurchases as an attractive use of capital.

NOL Carryforward

As of December 31, 2023, Hudson Global had $302 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

Conference Call/Webcast

The Company will conduct a conference call today, Friday, May 10, 2024 at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (833) 816-1383
•International Dial-In Number: (412) 317-0476

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global
Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the Company’s ability to successfully achieve its strategic initiatives ; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company’s operating results from quarter to quarter due to various factors such as rising inflationary pressures and interest rates; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company’s markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company’s investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the Russia-Ukraine war, the Hamas-Israel war, and potential conflict in the Middle East; the Company’s dependence on key management personnel; the Company’s ability to attract and retain highly skilled professionals, management, and advisors; the Company’s ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carryforwards; volatility of the Company’s stock price; the impact of government regulations; restrictions imposed by blocking arrangements; risks related to the use of new and evolving technologies; and the adverse impacts of cybersecurity threats and attacks. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$33,891	$43,072

Operating expenses:
Direct contracting costs and reimbursed expenses	17,561	21,308
Salaries and related	15,166	17,478
Office and general	2,929	2,939
Marketing and promotion	878	981
Depreciation and amortization	397	348
Total operating expenses	36,931	43,054
Operating (loss) income	(3,040)	18
Non-operating income (expense):
Interest income, net	93	64
Other (expense) income, net	(39)	133
(Loss) income before income taxes	(2,986)	215
Benefit from income taxes	(88)	(139)
Net (loss) income	$(2,898)	$354
Earnings per share:
Basic	$(0.95)	$0.12
Diluted	$(0.95)	$0.11
Weighted-average shares outstanding:
Basic	3,041	3,033
Diluted	3,041	3,122

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$20,414	$22,611
Accounts receivable, less allowance for expected credit losses of $368 and $378, respectively	20,970	19,710
Restricted cash, current	391	354
Prepaid and other	2,768	3,172
Total current assets	44,543	45,847
Property and equipment, net of accumulated depreciation of $1,658 and $1,564, respectively	317	421
Operating lease right-of-use assets	1,245	1,431
Goodwill	5,728	5,749
Intangible assets, net of accumulated amortization of $3,058 and $2,771, respectively	3,336	3,628
Deferred tax assets, net	3,562	3,360
Restricted cash	194	205
Other assets	277	317
Total assets	$59,202	$60,958
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,974	$868
Accrued salaries, commissions, and benefits	5,452	4,939
Accrued expenses and other current liabilities	5,701	4,635
Operating lease obligations, current	766	768
Total current liabilities	13,893	11,210
Income tax payable	88	87
Operating lease obligations	479	664
Other liabilities	439	443
Total liabilities	14,899	12,404
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 3,995 and 3,896 shares issued; 2,833 and 2,807 shares outstanding, respectively	4	4
Additional paid-in capital	493,414	493,036
Accumulated deficit	(428,145)	(425,247)
Accumulated other comprehensive loss, net of applicable tax	(1,926)	(1,290)
Treasury stock, 1,162 and 1,089 shares, respectively, at cost	(19,044)	(17,949)
Total stockholders’ equity	44,303	48,554
Total liabilities and stockholders’ equity	$59,202	$60,958

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2024	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$5,994	$21,509	$6,388	$—	$33,891
Adjusted net revenue, from external customers (1)	$5,805	$6,546	$3,979	$—	$16,330
Net loss					$(2,898)
Benefit from income taxes					(88)
Interest income, net					(93)
Depreciation and amortization					397
EBITDA (loss) (2)	$(864)	$(601)	$268	$(1,485)	(2,682)
Non-operating expense (income), including corporate administration charges	62	118	10	(151)	39
Stock-based compensation expense	94	127	58	99	378
Non-recurring severance and professional fees	—	186	7	530	723
Adjusted EBITDA (loss) (2)	$(708)	$(170)	$343	$(1,007)	$(1,542)

For The Three Months Ended March 31, 2023	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$9,272	$27,276	$6,524	$—	$43,072
Adjusted net revenue, from external customers (1)	$8,922	$8,459	$4,383	$—	$21,764
Net income					$354
Benefit from income taxes					(139)
Interest income, net					(64)
Depreciation and amortization					348
EBITDA (loss) (2)	$(430)	$1,434	$444	$(949)	499
Non-operating expense (income), including corporate administration charges	116	241	25	(515)	(133)
Stock-based compensation expense	161	73	77	162	473
Non-recurring severance and professional fees	34	—	—	162	196
Compensation expense related to acquisitions (3)	113	—	—	—	113
Adjusted EBITDA (loss) (2)	$(6)	$1,748	$546	$(1,140)	$1,148

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
RECONCILIATION OF CONSTANT CURRENCY MEASURES
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended March 31,
	2024	2023
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$5,994	$9,272	$2	$9,274
Asia Pacific	21,509	27,276	(957)	26,319
Europe	6,388	6,524	275	6,799
Total	$33,891	$43,072	$(680)	$42,392
Adjusted net revenue (1)
Americas	$5,805	$8,922	$2	$8,924
Asia Pacific	6,546	8,459	(285)	8,174
Europe	3,979	4,383	180	4,563
Total	$16,330	$21,764	$(103)	$21,661
SG&A:(2)
Americas	$6,662	$9,245	$(11)	$9,234
Asia Pacific	6,982	6,804	(237)	6,567
Europe	3,694	3,899	160	4,059
Corporate	1,635	1,450	(1)	1,449
Total	$18,973	$21,398	$(89)	$21,309
Operating income (loss):
Americas	$(1,152)	$(625)	$(1)	$(626)
Asia Pacific	(520)	1,647	(46)	1,601
Europe	270	445	19	464
Corporate	(1,638)	(1,449)	—	(1,449)
Total	$(3,040)	$18	$(28)	$(10)
EBITDA (loss):
Americas	$(864)	$(430)	$(1)	$(431)
Asia Pacific	(601)	1,434	(44)	1,390
Europe	268	444	20	464
Corporate	(1,485)	(949)	1	(948)
Total	$(2,682)	$499	$(24)	$475

(1)Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL (LOSS) INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended March 31, 2024	Net Loss	Outstanding	Share (1)
Net loss	$(2,898)	3,041	$(0.95)
Non-recurring severance and professional fees (after tax)	723	3,041	0.24
Adjusted net loss (3)	$(2,175)	3,041	$(0.72)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended March 31, 2023	Net Income	Outstanding	Share (1)
Net income	$354	3,122	$0.11
Non-recurring severance and professional fees (after tax)	196	3,122	0.06
Compensation expense related to acquisitions (after tax) (2)	131	3,122	0.04
Adjusted net income (3)	$681	3,122	$0.22

(1)    Amounts may not sum due to rounding.

(2)    Represents compensation expense payable per the terms of the Coit acquisition, including a promissory note for $1.35 million payable over three years, and $500k of the Company's common stock vesting over 30 months.

(3)    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring severance and professional fees after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.